EXHIBIT 10.112

                                   [Execution]

                          AMENDMENT NO. 2 AND WAIVER TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 2 AND WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of November 12, 2003, by and between I.C. Isaacs & Company L.P., a Delaware limited partnership ("Borrower"), and Congress Financial Corporation, a Delaware corporation ("Lender").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Borrower has entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated December 20, 2002, by and between Borrower and Lender, as amended by Amendment No. 1 and Waiver to Amended and Restated Loan and Security Agreement, dated as of March 31, 2003, by and between Borrower and Lender (as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, are collectively referred to herein as the "Financing Agreements");

         WHEREAS, Borrower has requested that Lender (i) waive certain Events of Default under the Loan Agreement existing as of the date hereof and (ii) amend certain provisions of the Loan Agreement;

         WHEREAS, Lender, subject to the terms and conditions contained herein, is willing to agree to effect such waivers and amendments; and

         WHEREAS, by this Amendment, Lender and Borrower desire and intend to evidence such waivers and amendments.

         NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree, covenant and warrant as follows:

         1. Definitions.

              (a)  Amendments to Definitions

                  (i) Interest Rate. Effective as of November 1, 2003, Section
1.38 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

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                      "1.38 `Interest Rate' shall mean a rate equal to two and
              one-quarter (2 1/4 %) percent per annum in excess of the Prime Rate; provided, that, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of four and one-quarter (4 1/4 %) percent per annum in excess of the Prime Rate, at Lender's option, without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under
              Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

                  (ii) Inventory Loan Limit. Section 1.40 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

             "1.40  `Inventory Loan Limit' shall mean $1,500,000 at all times."

              (b) Interpretation. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

         2. Net Worth. Section 9.17 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                      "9.17 Net Worth. Borrower shall at all times during each
              fiscal month set forth below maintain Net Worth of not less than the amount set forth below opposite such fiscal month end:

  Period                                               Minimum Net Worth
 -------                                                ----------------

  March 2003                                           $1,500,000
  April 2003                                           $1,750,000
  May 2003                                             $2,000,000
  June 2003                                            $2,000,000
  July 2003                                            $2,500,000
  August 2003                                          $2,750,000
  September 2003                                       $2,750,000
  October 2003                                         $3,000,000
  November 2003                                        $1,200,000
  December 2003                                        $400,000
  January 2004                                         $400,000
  February 2004                                        $600,000
  March 2004                                           $800,000
  April 2004                                           $900,000
  May 2004                                            $1,000,000
  June 2004                                            $1,400,000
  July 2004                                            $1,700,000
  August 2004                                          $1,900,000
  September 2004                                       $1,800,000
  October 2004                                         $2,100,000
  November 2004                                        $2,300,000
  December 2004 and at all times thereafter            $2,000,000"

         3. Working Capital. Section 9.18 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

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                      "9.18 Working Capital. Borrower shall at all times during
              each fiscal month set forth below maintain Working Capital of not less than the amount set forth below opposite such fiscal month end:

   Period                                               Minimum Working Capital
  --------                                            -------------------------

   March 2003                                           $5,000,000
   April 2003                                           $5,000,000
   May 2003                                             $5,000,000
   June 2003                                            $5,000,000
   July 2003                                            $5,000,000
   August 2003                                          $6,000,000
   September 2003                                       $6,000,000
   October 2003                                         $6,000,000
   November 2003                                        $5,500,000
   December 2003                                        $4,400,000
   January 2004                                         $4,400,000
   February 2004                                        $4,700,000
   March 2004                                           $4,700,000
   April 2004                                           $4,700,000
   May 2004                                             $5,100,000
   June 2004                                            $5,100,000
   July 2004                                            $5,100,000
   August 2004                                          $5,200,000
   September 2004                                       $5,100,000
   October 2004                                         $5,200,000
   November 2004                                        $5,500,000
   December 2004 and at all times thereafter           $4,800,000"

         4. Waiver of Events of Default.

              (a) Subject to the satisfaction of each of the conditions precedent set forth in Section 7 hereof, Lender hereby waives the following Events of Default (collectively, the "Existing Defaults"):


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                  (i) any Event of Default under Section 10.1(a)(iii) of the
Loan Agreement arising as a result of the failure of Borrower to comply with the terms of Section 9.17 of the Loan Agreement with respect to the months ending July 31, 2003, August 31, 2003, September 30, 2003 and October 31, 2003; and

                  (ii) any Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising as a result of the failure of Borrower to comply with the terms of Section 9.18 of the Loan Agreement with respect to the months ending September 30, 2003 and October 31, 2003.

              (b) Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Events of Default referred to in Section 4(a) above or otherwise), other than the Existing Defaults (subject to the terms and conditions set forth in Section 4(a) above). The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

         5. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender, Borrower shall pay to Lender, an amendment fee in an amount equal to $50,000 (the "Amendment Fee"), which shall be fully earned and nonrefundable as of the date of this Amendment and shall be due and payable on the date hereof. Lender may, at its option, charge the Amendment Fee directly to the loan account of Borrower.

         6. Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition to the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrower:

              (a) Representations in Financing Agreements. Each of the representations and warranties made by or on behalf of Borrower to Lender in any of the Financing Agreements was true and correct when made and in all material respects is true and correct on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Amendment.

              (b) No Event of Default. No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default exists on the date of this Amendment or has occurred and is continuing (after giving effect to the amendments and waivers set forth in this Amendment).


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              (c) Binding Effect of Documents. This Amendment and the other
Financing Agreements have been duly authorized, executed and delivered to Lender by Borrower, and are in full force and effect, as modified hereby and the agreements and obligations of Borrower contained herein constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

              (d) No Conflict, Etc. Neither the execution and delivery of this Amendment nor the other Financing Agreements contemplated by this Amendment by Borrower, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or governmental authority applicable to Borrower in any respect, or conflicts with or results in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement, instrument or other contractual obligation to which Borrower is a party or may be bound, or violates any provision of the Certificate of Limited Partnership or Limited Partnership Agreement of Borrower or will result in, or require, the creation or imposition of any lien or encumbrance on any properties or revenues of Borrower, except in favor of Lender.

         7. Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions:

              (a) Lender shall have received, in form and substance satisfactory to Lender, an original of this Amendment, duly authorized, executed and delivered by Borrower;

              (b) Lender shall have received the Amendment Fee; and

              (c) Lender shall have received any and all such further instruments and documents as Lender may require to obtain the full benefits of this Amendment and to protect, preserve and maintain Lender's rights in the Collateral;

         8.  Provisions of General Application

              (a) Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

              (b) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

              (c) Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.


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              (d) Survival of Representations and Warranties. All
representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

              (e) Expenses. Borrower agrees to pay on demand all out of pocket costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment and all other agreements, documents and instruments executed and/or delivered in connection therewith or related thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto.

              (f) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

              (g) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York but excluding any conflicts of law or other rules of law that would cause the application of the laws of any jurisdiction other than the laws of the State of New York.

              (h) Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

                             I.C. ISAACS & COMPANY L.P.

                             By: I.C. Isaacs & Company, Inc., general partner

                             By: /s/ Robert J. Conologue
                                 -----------------------
                             Title: EVP


                             CONGRESS FINANCIAL CORPORATION

                             By: /s/ Thomas A Martin
                               -------------------------
                             Title: Vice President


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